UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2018

FMC GlobalSat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-224906	82-2691035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 SE 14th Avenue Fort Lauderdale, FL 33316 (Address of principal executive offices) (zip code) 954-678-0697
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of Units

On December 21, 2018, FMC GlobalSat Holdings, Inc., a Delaware corporation (the "Company") sold an additional 215,000 units (the “Units”) of its securities pursuant to separate purchase agreements (the "Purchase Agreements") with accredited investors (the "Investors"), in exchange for aggregate consideration of $215,000. Each Unit consists of one share (the "Shares") of the Company's common stock, $0.0001 par value per share (the "Common Stock"), and a five year warrant (the "Warrants") to purchase one half (1/2) of one share of Common Stock, at an exercise price of $2.50 per whole share (such sale and issuance, the "Private Placement"). The Company previously sold an aggregate of 775,000 Units in the Private Placement. On December 20, 2018, the Company and existing Investors representing a Majority in Interest (as defined in the Purchase Agreement) entered into an amendment agreement to the Purchase Agreements to revise the definition of “Termination Date” therein.

Except for certain issuances, for a period beginning on the final closing date of the Private Placement and ending on the date that is 24 months thereafter (the “Final Closing Date”), in the event that the Company issues any shares of Common Stock or securities convertible into Common Stock at a price per share or conversion price or exercise price per share that is less than $1.00 (a “Lower Price Issuance”), the Company shall issue to the Investors such additional number of Units such that the Investor shall own an aggregate total number of Units as if they had purchased the Units at the price of the Lower Price Issuance. No adjustment to the Exercise Price of the Warrants is required in connection with a Lower Price Issuance.

The Warrants are exercisable, at any time on or after the closing date of the Private Placement, at a price of $2.50 per share, subject to adjustment, and expire five years from the date of issuance. The holders may, subject to certain limitations, exercise the Warrants on a cashless basis. The Company is prohibited from effecting an exercise of any Warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such Warrant.

At any time after the Liquidity Date (as such term is defined in the Purchase Agreements), the Company shall have the option, subject to certain conditions, to redeem the then outstanding Warrants at a price of $0.0001 per share, upon not less than thirty (30) days and not more than sixty (60) days prior written notice to the holder, provided (i) there is an effective registration statement covering the resale of the shares of Common Stock underlying the Warrants and (ii) the closing bid price of the Company’s Common Stock for each of the twenty (20) of the thirty (30) consecutive prior trading days is at least Five Dollars ($5.00).

The offering was made pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation D (Rule 506) under the Securities Act. Each Investor represented that it was an accredited investor (as defined by Rule 501 under the Securities Act).

The Company did not pay any commissions to any broker-dealers in connection with the Private Placement.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 which is incorporated by reference, in its entirety, into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

4.1	Form of Common Stock Purchase Warrant*

*Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 16, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC GLOBALSAT HOLDINGS, INC.

Dated: December 21, 2018	/s/ Emmanuel Cotrel
Emmanuel Cotrel
Chief Executive Officer

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